Power of Attorney

I, Joseph B. Phair hereby constitute and appoint Elisha W. Finney, Crisanto C. Raimundo, John Kuo, Mary O'Byrne, Alan Palter, Tai-Yun Chen, and each of them individually, as my true and lawful attorney-in-fact to:

1. Complete and execute on my behalf as an officer and/or director of Varian Medical Systems, Inc. (the "Company") any Forms 3, 4, or 5 required to be filed by me under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

2. Do and perform any and all acts for and on my behalf which may be necessary or desirable to complete any such Form 3, 4 or 5 and timely file such form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

3. Take any other action of any type whatsoever in connection with the foregoing, which in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required of me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such information as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I hereby grant to each of such attorneys-in-fact full power and authority to do and perform any and every act which is necessary or desirable to be done in the exercise of any of the powers and authority granted in this Power of Attorney, with full power of substitution and revocation, and I rarify and confirm every act that such attorney-in-fact lawfully performs or causes to be done by virtue of this Power of Attorney and the powers and authority granted herein.

I acknowledge that the attorneys-in-fact appointed in this Power of Attorney, in serving in such capacity at my request, are not assuming, and the Company is not assuming, any of my responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934 or the rules or regulations thereunder.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 or 5 with respect to my holding or transactions in securities issued by the Company, unless I earlier revoke this Power of Attorney in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of this _____ day of __________, 2003 at _____________.


					__________________________________________
					Joseph B. Phair

State of California

County of Santa Clara

On ________________, 2003, before the undersigned, a Notary Public for the State of California, appeared Joseph B. Phair, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same, and that by his signature on the instrument the person executed the instrument.

Witness my hand and official seal.

___________________________
Signature of Notary



My commission expires on _________________________.